MAPLES and CALDER

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements and financial statement schedule of WuXi PharmaTech (Cayman) Inc. and the effectiveness of WuXi PharmaTech (Cayman) Inc.’s internal control over financial reporting dated April 20, 2012, appearing in the Annual Report on Form 20-F of WuXi PharmaTech (Cayman) Inc. for the year ended December 31, 2011.

/s/ Deloitte Touche Tohmatsu CPA Ltd

Deloitte Touche Tohmatsu CPA Ltd

Shanghai, People’s Republic of China
July 30, 2012